Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES

FOURTH QUARTER AND FISCAL YEAR 2019 RESULTS

Fourth Quarter Total Revenues of $11.4 Million,  up 14% from the Prior Year Quarter,  and

Full Year Total Revenues of $41.7 Million,  up 18% from Prior Year

NEW YORK, NY (April 13,  2020) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company, today announced its financial results for the fourth quarter and fiscal year ended December 31,  2019.

Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “We continue to be pleased by our top-line revenue growth resulting from the investment in our wholesale and e-commerce channels. This diversification of our distribution channels, combined with our continued efforts and wins in the licensing channel, helped us to deliver a strong finish for the fiscal year”.

Fourth Quarter 2019 Financial Results

Net revenue for the fourth quarter of 2019 was $11.4 million, a net increase of approximately $1.4 million over the prior year quarter, primarily driven by sales from the Company’s wholesale apparel operations and jewelry wholesale and e-commerce operations.  Gross profit for the fourth quarter of 2019 decreased approximately $0.3  million to $7.6  million from $7.9  million in the prior year quarter,  primarily attributable to lower net licensing revenue that was partially offset by wholesale margins.

GAAP net loss was approximately $5.3 million for the fourth quarter, or ($0.28)  per basic and diluted share,  compared with a GAAP net loss of $0.3 million, or ($0.02) per basic and diluted share, for the prior year quarter.  The current year quarter’s net loss is primarily attributable to a $6.2 million impairment charge related to the Judith Ripka Trademarks.  After adjusting for certain cash and non-cash items, non-GAAP net income for the quarters ended December 31,  2019 and December 31,  2018 was approximately $0.9 million, or $0.05 per diluted share,  and approximately $1.2 million, or $0.07  per diluted share, respectively.

Adjusted EBITDA for the fourth quarter of 2019 decreased approximately $0.2  million to $1.5  million,  compared with approximately $1.7 million in the prior year quarter.

1333 Broadway,  10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Full Year December 31,  2019 Financial Results

Net revenue for the year ended December 31,  2019 was $41.7 million, an increase of approximately $6.2 million or 18% over the prior year. The increase in revenue for the current year was primarily attributable to expansion of the Company’s jewelry wholesale and e-commerce sales and wholesale apparel sales.  Gross profit for the year ended December 31,  2019 declined approximately $1.3  million to $31.5 million from $32.8 million in the prior year, primarily attributable to lower net licensing revenue and was partially offset by wholesale margins.

GAAP net loss was approximately $3.4 million for the current year, or ($0.18) per basic and diluted share, compared with $1.1 million of net income, or $0.06 per basic and diluted share from the prior year. After adjusting for certain cash and non-cash items, non-GAAP net income for the year ended December 31,  2019 was $4.8 million, and non-GAAP earnings per share was $0.25  per diluted share, compared with $6.5 million, or $0.36 per diluted share in the prior year.

Adjusted EBITDA for the year ended December 31,  2019 was approximately $7.1 million, compared with approximately $8.4  million in prior year.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles ("GAAP"). Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company's balance sheet at December 31,  2019 remained strong, with stockholders' equity of approximately $98.5 million, cash and cash equivalents of $4.6 million, and working capital, exclusive of the current portion of lease obligations and any contingent obligations payable in stock, of approximately $9.5 million. During the current year, the Company made payments on its debt obligations of approximately $4.7 million.

The Company currently expects  the impacts of the COVID-19 pandemic are significantly adversely affecting its business, financial condition and operating results and are expected to continue to do so for the near future.  For more information see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Operating Results – Other factors” of our Annual report on Form 10-K for the year ended December 31, 2019.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on Monday,  April 13,  2020. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 1-855-327-6837. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 10009142.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a media and consumer products company engaged in the design, production, marketing, wholesale, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands.

1333 Broadway,  10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel was founded by Robert W. D’Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. Xcel owns the Isaac Mizrahi, Judith Ripka, Halston, and C. Wonder brands, and it owns and manages the Longaberger brand through its controlling interest in Longaberger Licensing LLC,  pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through interactive television, brick-and-mortar retail, e-commerce and peer to peer channels.  Headquartered in New York City, Xcel Brands is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With an experienced team of professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design.  www.xcelbrands.com

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident," or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans, and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates, and projections, and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

For further information please contact:

Andrew Berger

SM Berger & Company, Inc.

216-464-6400

andrew@smberger.com

1333 Broadway,  10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2019	December 31, 2018
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$4,641	$8,837
Accounts receivable, net	10,622	11,010
Inventory	899	1,988
Prepaid expenses and other current assets	1,404	2,040
Total current assets	17,566	23,875
Property and equipment, net	3,666	3,202
Operating lease right-of-use assets	9,250	-
Trademarks and other intangibles, net	111,095	108,989
Restricted cash	1,109	1,482
Other assets	505	511
Total non-current assets	125,625	114,184
Total Assets	$143,191	$138,059

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$4,391	$5,140
Accrued payroll	1,444	2,011
Current portion of accrued rent liability	-	690
Current portion of operating lease obligation	1,752	-
Current portion of long-term debt	2,250	5,325
Current portion of long-term debt, contingent obligations	-	2,950
Total current liabilities	9,837	16,116
Long-Term Liabilities:
Long-term portion of accrued rent liability	-	2,202
Long-term portion of operating lease obligation	9,773	-
Long-term debt, less current portion	17,471	11,300
Deferred tax liabilities, net	7,434	8,139
Other long-term liabilities	224	420
Total long-term liabilities	34,902	22,061
Total Liabilities	44,739	38,177

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.001 par value, 50,000,000 shares authorized at December 31, 2019 and December 31, 2018, respectively, and 18,866,417 and 18,138,616 issued and outstanding at December 31, 2019 and December 31, 2018, respectively	19	18
Paid-in capital	101,736	100,097
Accumulated deficit	(3,659)	(233)
Total Xcel Brands, Inc. Stockholders' Equity	98,096	99,882
Non-controlling interest	356	-
Total Stockholders' Equity	98,452	99,882

Total Liabilities and Stockholders' Equity	$143,191	$138,059

1333 Broadway,  10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues
Net licensing revenue	$5,341	$6,745	$26,435	$31,190
Net sales	6,015	3,201	15,292	4,276
Net revenue	11,356	9,946	41,727	35,466
Cost of goods sold (sales)	3,723	2,062	10,272	2,702
Gross Profit	7,633	7,884	31,455	32,764

Operating costs and expenses
Salaries, benefits and employment taxes	3,796	3,850	15,834	16,560
Other design and marketing costs	812	851	3,164	2,696
Other selling, general and administrative expenses	1,538	1,520	5,552	5,211
Costs in connection with potential acquisition	1059	-	1290	-
Facilities exit charge	0	799	0	799
Stock-based compensation	199	373	976	1,788
Depreciation and amortization	963	457	3,902	1,780
Impairment of intangible assets	6,200	-	6,200	-
Total operating costs and expenses	14,567	7,850	36,918	28,834

Other Income
Gain on reduction of contingent obligation	-	-	2,850	-
Total other income	-	-	2,850	-

Operating (loss) income	(6,934)	34	(2,613)	3,930

Interest and finance expense
Interest expense - term debt	304	206	1,211	912
Other interest and finance charges	13	(5)	74	99
Loss on extinguishment of debt	0	-	189	-
Total interest and finance expense	317	201	1,474	1,011

(Loss) income before income taxes	(7,251)	(167)	(4,087)	2,919

Income tax (benefit) provision	(1,922)	114	(642)	1,831

Net (loss) income	(5,329)	(281)	(3,445)	1,088
Less: Net loss attributable to non-controlling interest	(19)	-	(19)	-
Net (loss) income attributable to Xcel Brands, Inc. stockholders	$(5,310)	$(281)	$(3,426)	$1,088

Basic net (loss) income per share:	$(0.28)	$(0.02)	$(0.18)	$0.06

Diluted net (loss) income per share:	$(0.28)	$(0.02)	$(0.18)	$0.06

Basic weighted average common shares outstanding	18,911,760	18,210,104	18,857,657	18,280,788
Diluted weighted average common shares outstanding	18,911,760	18,210,104	18,857,657	18,281,638

1333 Broadway,  10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net (loss) income	$(3,445)	$1,088
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,902	1,780
Impairment of intangible assets	6,200	-
Amortization of deferred finance costs	146	169
Stock-based compensation	976	1,788
Amortization of note discount	16	41
Allowance for doubtful accounts	(50)	172
Loss on extinguishment of debt	189	-
Deferred income tax provision	(705)	1,764
Gain on reduction of contingent obligation	(2,850)	-
Changes in operating assets and liabilities:
Accounts receivable	438	(2,653)
Inventory	1,089	(1,988)
Prepaid expenses and other assets	(59)	(373)
Accounts payable, accrued expenses and other current liabilities	(1,454)	4,382
Deferred revenue	(266)	256
Cash paid in excess of rent expense	(431)	-
Other liabilities	(196)	167
Net cash provided by operating activities	3,500	6,593

Cash flows from investing activities
Cash consideration for asset acquisition of the Halston Heritage Brand
Cost to acquire intangible assets	(8,830)	-
Investment in joint venture	(375)	-
Purchase of property and equipment	(1,133)	(1,476)
Net cash used in investing activities	(10,338)	(1,476)

Cash flows from financing activities
Shares repurchased including vested restricted stock in exchange for
withholding taxes	(174)	(1,033)
Payment of deferred finance costs	(315)	-
Proceeds from long-term debt	7,500	-
Payment of long-term debt	(4,742)	(5,459)
Net cash provided by (used in) financing activities	2,269	(6,492)

Net decrease in cash, cash equivalents, and restricted cash	(4,569)	(1,375)

Cash, cash equivalents, and restricted cash at beginning of period	10,319	11,694

Cash, cash equivalents, and restricted cash at end of period	$5,750	$10,319

1333 Broadway,  10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

	For the Year Ended December 31,
	2019	2018

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$4,641	$8,837
Restricted cash	1,109	1,482
Total cash, cash equivalents, and restricted cash	$5,750	$10,319

Supplemental disclosure of non-cash activities:
Operating lease right-of-use asset	$10,409	$-
Operating lease obligation	$13,210	$-
Reduction of accrued rent	$2,801	$-
Settlement of seller note through offset to receivable	$600	$-
Settlement of contingent obligation through offset to note receivable	$100	$100
Issuance of common stock in connection with Halston Heritage assets acquisition	$1,058	$-
Contingent obligation related to acquisition of Halston Heritage assets at fair value	$900	$-
Liability for equity-based bonuses	$220	$(345)

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$136	$302
Cash paid during the period for interest	$1,176	$969

1333 Broadway,  10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

	Three Months Ended		Year Ended
($ in thousands)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income	$(5,329)	$(281)	$(3,445)	$1,088
Amortization of trademarks	796	260	3,105	1,031
Impairment of intangible assets	6,200	-	6,200	-
Non-cash interest and finance expense	-	10	16	41
Stock-based compensation	199	373	976	1,788
Loss on extinguishment of debt	-	-	189	-
Gain on reduction of contingent obligations	-	-	(2,850)	-
Costs in connection with potential business combinations	1,059	-	1,290	-
Non-recurring facility exit charges	-	799	-	799
Deferred income tax (benefit) provision	(1,985)	47	(705)	1,764
Non-GAAP net income	$940	$1,208	$4,776	$6,511

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Diluted (loss) earnings per share	$(0.28)	$(0.02)	$(0.18)	$0.06
Amortization of trademarks	0.04	0.02	0.16	0.06
Impairment of intangible assets	0.33	-	0.33	-
Non-cash interest and finance expense	-	-	-	-
Stock-based compensation	0.01	0.02	0.05	0.10
Loss on extinguishment of debt	-	-	0.01	-
Gain on reduction of contingent obligations	-	-	(0.15)	-
Costs in connection with potential acquisition	0.05	-	0.07	-
Non-recurring facility exit charges	-	0.04	-	0.04
Deferred income tax (benefit) provision	(0.10)	0.01	(0.04)	0.10
Non-GAAP diluted EPS	$0.05	$0.07	$0.25	$0.36
Non-GAAP weighted average diluted shares	18,913,476	18,210,883	18,858,379	18,281,638

1333 Broadway,  10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

	Three Months Ended		Year Ended
($ in thousands)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income	$(5,329)	$(281)	$(3,445)	$1,088
Impairment of intangible assets	6,200	-	6,200
Depreciation and amortization	963	457	3,902	1,780
Interest and finance expense	317	201	1,285	1,011
Income tax (benefit) provision	(1,922)	114	(642)	1,831
State and local franchise taxes	38	33	197	113
Stock-based compensation	199	373	976	1,788
Loss on extinguishment of debt	-	-	189	-
Gain on reduction of contingent obligations	-	-	(2,850)	-
Costs in connection with Potential business combinations	1,059	-	1,290	-
Non-recurring facility exit charges	-	799	-	799
Adjusted EBITDA	$1,525	$1,696	$7,102	$8,410

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss),  exclusive of intangible asset impairments, amortization of trademarks, stock-based compensation, non-cash interest and finance expense from discounted debt related to acquired assets, loss on extinguishment of debt, gain on reduction of contingent obligations, costs in connection with potential acquisitions, non-recurring facility exit charges, and deferred income taxes. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income (loss) before interest and finance expenses (including loss on extinguishment of debt, if any), income taxes, other state and local franchise taxes, depreciation and amortization, intangible asset impairments, stock-based compensation, gain on reduction of contingent obligations, costs in connection with potential acquisitions, and non-recurring facility exit charges.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because these measures adjust for certain costs and other events that management believes are not representative of our core business operating results, and thus these non-GAAP measures provide supplemental information to assist investors in evaluating our financial results. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate these measures in a different manner than we do. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will

1333 Broadway,  10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 Broadway,  10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM